UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2005

Instinet Group Incorporated

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(Exact Name of Registrant as Specified in Charter)

Delaware 000-32717 13-4134098

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3 Times Square, New York, New York 10036

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Registrant's telephone number, including area code: 212-310-9500

Not Applicable

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On May 16, 2005, Instinet Group Incorporated ("Instinet") held its Annual Meeting of Stockholders at which the stockholders approved the Instinet Group 2005 Annual Cash Incentive Plan ("Incentive Plan"). The Incentive Plan is Instinet's new short-term incentive plan for certain of its senior executives. The Incentive Plan is an annual cash bonus plan that is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code which eliminates a federal income tax deduction for annual compensation in excess of $1 million paid by the company to certain executive officers in any one year unless that compensation is paid on account of attainment of one or more "performance-based" goals. One requirement for compensation to be performance-based is that the compensation is paid pursuant to a plan that the stockholders have approved. This plan will replace the Annual Bonus Plan for Instinet's executive officers and other key employees. The Instinet Group 2005 Annual Cash Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number Description

10.1 Instinet Group 2005 Annual Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

INSTINET GROUP INCORPORATED

Registrant

Date: May 18, 2005

By: /s/ John F. Fay

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John F. Fay

Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

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10.1 Instinet Group 2005 Annual Cash Incentive Plan.